                                                                    Exhibit 99.3
                                                                          Page 8

Case Name: Aerovox, Inc.                                              FORM OPR-3
Case No.:  01-14680 jnf                      Month Ended:

                                           Total        Current       1-30 days     31-60 days     61-90 days     over 90 days
                                           -----        -------       ---------     ----------     ----------     ------------
Month: June 30, 2001                     9,542,941      6,438,689     2,490,616        846,193        104,622         (337,179)
 Allowance for Doubtful Accounts          (470,686)

Month: July 28, 2001                     8,296,232      4,814,921     2,358,455        797,296        641,114         (315,554)
 Allowance for Doubtful Accounts          (489,852)

Month: August 25, 2001                   8,653,189      4,420,852     2,607,154        696,463        688,539          240,181
 Allowance for Doubtful Accounts        (1,289,852)

Month: September 29, 2001                8,252,242      3,991,003     2,384,440        790,148        489,623          597,028
 Allowance for Doubtful Accounts        (1,304,057)

Month: October 27, 2001                  7,769,402      3,823,647     2,096,960        520,050        390,314          938,431
 Allowance for Doubtful Accounts        (1,327,909)

Month: December 01, 2001                 7,467,141      3,805,595     2,061,948        281,455        129,529        1,188,614
 Allowance for Doubtful Accounts        (1,340,439)

Please note: Days aged denotes past due, i.e. 1-30 days past due.